Exhibit 99.1
Stacey Dwyer, EVP
301 Commerce Street,
Ste. 500, Fort Worth,
Texas 76102
817-390-8200
January 27, 2011
D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FIRST QUARTER FISCAL 2011 RESULTS AND DECLARES QUARTERLY DIVIDEND
     FORT WORTH, TEXAS — D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported a net loss for its first fiscal quarter ended December 31, 2010 of $20.4 million, or $0.06 per diluted share. The quarterly results included $8.4 million in pre-tax charges to cost of sales for inventory impairments and land option cost write-offs. Net income for the same quarter of fiscal 2010 was $192.0 million, or $0.56 per diluted share, which included a tax benefit of $149.2 million. Homebuilding revenue for the first quarter of fiscal 2011 totaled $767.0 million, compared to $1.1 billion in the same quarter of fiscal 2010. Homes closed totaled 3,637, compared to 5,529 homes in the same quarter of fiscal 2010.
     Net sales orders for the first quarter ended December 31, 2010 totaled 3,363 homes ($705.6 million), compared to 4,037 homes ($850.1 million) for the same quarter of fiscal 2010. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) for the first quarter of fiscal 2011 was 28%. The Company’s sales backlog of homes under contract at December 31, 2010 was 3,854 homes ($795.4 million), compared to 4,136 homes ($884.0 million) at December 31, 2009.
     The Company’s homebuilding cash and marketable securities at December 31, 2010 totaled $1.5 billion. During the first quarter, the Company reduced the number of homes in inventory by 400, contributing to the net cash provided by operating activities of $49.5 million.
     In the first quarter, the Company repurchased a total of $62.5 million principal amount of its outstanding senior notes for a total purchase price of $63.8 million, plus accrued interest.

     The Company has declared a quarterly cash dividend of $0.0375 per share. The dividend is payable on February 18, 2011 to stockholders of record on February 10, 2011.
     Donald R. Horton, Chairman of the Board, said, “Housing affordability remains near record highs, interest rates are favorable and new home inventory is still very low. However, we still face challenges, such as rising foreclosures, significant existing home inventory, high unemployment, tight mortgage lending standards and weak consumer confidence.
          “We are well positioned for the spring selling season, with homes available to meet the seasonal increase in demand, a broad geographic footprint and price points focused on the first-time homebuyer. While our year-over-year comparisons for net sales orders are very difficult for the next two quarters, we do expect to see an increase from the sales levels we achieved in the December quarter. Our strong balance sheet and liquidity support our long-term strategy of providing affordable homes and increasing our number of active selling communities while controlling our costs. This strategy has proven successful through the downturn as our national market share of new home sales has increased significantly over the last three years.”
     The Company will host a conference call today (Thursday, January 27th) at 10:00 a.m. Eastern time. The dial-in number is 877-407-8033, and the call will also be webcast from www.drhorton.com on the “Investors” page.
     D.R. Horton, Inc., America’s Builder, is the largest homebuilder in the United States, based on its 18,983 homes closed in the twelve-month period ended December 31, 2010. Founded in 1978 in Fort Worth, Texas, D.R. Horton has operations in 72 markets in 26 states in the East, Midwest, Southeast, South Central, Southwest and West regions of the United States. The Company is engaged in the construction and sale of high quality homes with sales prices ranging from $90,000 to over $700,000. D.R. Horton also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.
          Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that we are well positioned for the spring selling season, with homes available to meet the seasonal increase in demand and our expectation to see an increase from the sales levels we achieved in the December quarter. The forward-looking statements also include our continued focus on providing affordable homes and increasing our number of active selling communities while controlling our costs. Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: the continuing downturn in the homebuilding industry, including further deterioration in industry or broader economic conditions; the continuing constriction of the credit markets, which could limit our ability to access capital and increase our costs of capital; the reduction in availability of mortgage financing, increases in mortgage interest rates and the effects of government programs; the limited success of our strategies in responding to adverse conditions in the industry; the impact of an inflationary or deflationary environment; changes in general economic, real estate and other business conditions; the risks associated with our inventory ownership position in changing market conditions; supply risks for land, materials and labor; changes in the costs of owning a home; the effects of governmental regulations and environmental matters on our homebuilding operations; the effects of governmental regulation on our financial services operations; the uncertainties inherent in home warranty and construction defect claims matters; our substantial debt and our ability to comply with related debt covenants, restrictions and limitations; competitive conditions within our industry; our ability to effect any future growth strategies successfully; our ability to realize our deferred income tax asset; and our ability to utilize our tax losses, which could be substantially limited if we experienced an ownership change as defined in the Internal Revenue Code. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K which is filed with the Securities and Exchange Commission.
WEBSITE ADDRESS: www.drhorton.com

D.R. HORTON, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31,	September 30,
	2010	2010
	(In millions)
ASSETS
Homebuilding:
Cash and cash equivalents	$1,200.1	$1,282.6
Marketable securities, available-for-sale	296.6	297.7
Restricted cash	46.2	53.7
Inventories:
Construction in progress and finished homes	1,217.6	1,286.0
Residential land and lots — developed and under development	1,441.1	1,406.1
Land held for development	753.2	749.3
Land inventory not owned	—	7.6

	3,411.9	3,449.0
Income taxes receivable	14.3	16.0
Deferred income taxes, net of valuation allowance of $905.6 million and $902.6 million at December 31, 2010 and September 30, 2010, respectively	—	—
Property and equipment, net	60.0	60.5
Other assets	425.8	434.8
Goodwill	15.9	15.9

	5,470.8	5,610.2

Financial Services:
Cash and cash equivalents	21.0	26.7
Mortgage loans held for sale	188.5	253.8
Other assets	46.4	47.9

	255.9	328.4

	$5,726.7	$5,938.6

LIABILITIES
Homebuilding:
Accounts payable	$127.5	$135.1
Accrued expenses and other liabilities	916.7	957.2
Notes payable	2,029.0	2,085.3

	3,073.2	3,177.6

Financial Services:
Accounts payable and other liabilities	41.2	51.6
Mortgage repurchase facility	21.7	86.5

	62.9	138.1

	3,136.1	3,315.7

EQUITY
Common stock	3.2	3.2
Additional paid-in capital	1,902.9	1,894.8
Retained earnings	778.2	810.6
Treasury stock, at cost	(95.7)	(95.7)
Accumulated other comprehensive income	—	0.3

	2,588.6	2,613.2
Noncontrolling interests	2.0	9.7

	2,590.6	2,622.9

	$5,726.7	$5,938.6

D.R. HORTON, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
	December 31,
	2010	2009
	(In millions, except per share data)
Homebuilding:
Revenues:
Home sales	$761.1	$1,108.2
Land/lot sales	5.9	0.7

	767.0	1,108.9

Cost of sales:
Home sales	642.5	918.8
Land/lot sales	5.9	0.6
Inventory impairments and land option cost write-offs	8.4	1.2

	656.8	920.6

Gross profit:
Home sales	118.6	189.4
Land/lot sales	—	0.1
Inventory impairments and land option cost write-offs	(8.4)	(1.2)

	110.2	188.3

Selling, general and administrative expense	118.9	128.4
Interest expense	16.2	26.9
Loss (gain) on early retirement of debt, net	1.5	(1.6)
Other (income)	(2.3)	(1.5)

Operating income (loss) from Homebuilding	(24.1)	36.1

Financial Services:
Revenues, net of recourse and reinsurance expense	21.2	23.3
General and administrative expense	19.0	18.7
Interest expense	0.3	0.5
Interest and other (income)	(2.3)	(2.6)

Operating income from Financial Services	4.2	6.7

Income (loss) before income taxes	(19.9)	42.8
Provision for (benefit from) income taxes	0.5	(149.2)

Net income (loss)	$(20.4)	$192.0

Basic:
Net income (loss) per share	$(0.06)	$0.60

Weighted average number of common shares	319.1	317.7

Diluted:
Net income (loss) per share	$(0.06)	$0.56

Numerator for diluted income (loss) per share after assumed conversions	$(20.4)	$198.8

Adjusted weighted average number of common shares	319.1	356.1

Other Consolidated Financial Data:
Interest amortized to home and land/lot cost of sales	$20.9	$31.8

Depreciation	$4.9	$4.9

Interest incurred	$35.5	$50.4

D.R. HORTON, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)

Three Months Ended
December 31, 2010
(In millions)
Operating Activities
Net loss	$(20.4)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	4.9
Amortization of discounts and fees	9.0
Stock based compensation expense	3.4
Loss on early retirement of debt, net	1.5
Gain on sale of marketable securities	(0.1)
Inventory impairments and land option cost write-offs	8.4
Changes in operating assets and liabilities:
Decrease in construction in progress and finished homes	66.9
Increase in residential land and lots — developed, under development, and held for development	(45.5)
Decrease in other assets	8.8
Decrease in income taxes receivable	1.7
Decrease in mortgage loans held for sale	65.3
Decrease in accounts payable, accrued expenses and other liabilities	(54.4)

Net cash provided by operating activities	49.5

Investing Activities
Purchases of property and equipment	(3.7)
Purchases of marketable securities	(123.3)
Proceeds from the sale or maturity of marketable securities	122.3
Decrease in restricted cash	7.5

Net cash provided by investing activities	2.8

Financing Activities
Repayment of notes payable	(129.0)
Proceeds from stock associated with certain employee benefit plans	0.5
Cash dividends paid	(12.0)

Net cash used in financing activities	(140.5)
Decrease in Cash and Cash Equivalents	(88.2)
Cash and cash equivalents at beginning of period	1,309.3

Cash and cash equivalents at end of period	$1,221.1

D.R. HORTON, INC.
($’s in millions)
NET SALES ORDERS

	Three Months Ended December 31,
	2010		2009
	Homes	Value	Homes	Value
East	400	$87.9	397	$97.2
Midwest	186	51.1	235	65.7
Southeast	769	148.8	815	153.6
South Central	1,162	204.7	1,495	259.2
Southwest	255	47.5	406	72.0
West	591	165.6	689	202.4

	3,363	$705.6	4,037	$850.1

HOMES CLOSED

	Three Months Ended December 31,
	2010		2009
	Homes	Value	Homes	Value
East	439	$100.7	556	$127.2
Midwest	215	57.8	341	88.6
Southeast	747	143.9	1,020	181.9
South Central	1,303	228.8	2,140	361.7
Southwest	312	58.2	533	91.3
West	621	171.7	939	257.5

	3,637	$761.1	5,529	$1,108.2

SALES ORDER BACKLOG

	As of December 31,
	2010		2009
	Homes	Value	Homes	Value
East	433	$90.7	400	$96.6
Midwest	218	63.5	283	82.1
Southeast	834	167.4	764	150.8
South Central	1,550	273.1	1,717	300.1
Southwest	348	61.1	365	67.0
West	471	139.6	607	187.4

	3,854	$795.4	4,136	$884.0